UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

This Amendment No. 1 to Current Report on Form 8-K (the “Amendment”) amends the Current Report on Form 8-K of Keurig Green Mountain, Inc. (the “Company”) filed with the Securities and Exchange Commission on August 27, 2014 relating to the appointment of Mr. José Octavio Reyes Lagunes (“Mr. Reyes”) to the Company’s Board of Directors (the “Board”).  At the time of his appointment, no determination had been made regarding committees of the Board on which Mr. Reyes would serve.  This Amendment is being filed to report Mr. Reyes’ committee assignments.

On September 12, 2014, the Board appointed Mr. Reyes to each of the Compensation and Organizational Development Committee and the Sustainability Committee.  Following Mr. Reyes’ appointment, the members of the Compensation and Organizational Development Committee are: A.D. David Mackay (Chairperson), John D. Hayes, Michael J. Mardy, David E. Moran, Mr. Reyes and Robert A. Steele; and the members of the Sustainability Committee are: Hinda Miller (Chairperson), Mr. Hayes, Mr. Mackay, Mr. Moran and Mr. Reyes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Brian P. Kelley
Brian P. Kelley
President and Chief Executive Officer

Date: September 18, 2014

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